UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2013

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2013, the Board of Directors of Allison Transmission Holdings, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed David Denison to serve as a member of the Company’s Board of Directors, with a term to expire at the Company’s 2013 annual meeting of stockholders to be held May 8, 2013. The appointment of Mr. Denison increases the size of the Board to nine. Mr. Denison was also appointed to serve on the Audit Committee of the Board of Directors.

As a non-management director, Mr. Denison will receive compensation in accordance with our compensation arrangements for non-management directors. In addition, it is expected that Mr. Denison will execute the Company’s standard form of director indemnification agreement. The form of director indemnification agreement was filed as Exhibit 10.9 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 16, 2011 and is incorporated herein by reference.

There was no arrangement or understanding pursuant to which Mr. Denison was elected as a director, and there are no related party transactions between the Company and Mr. Denison.

A copy of the Company’s press release announcing the appointment of Mr. Denison to the Board of Directors is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Allison Transmission Holdings, Inc. Indemnification Agreement (incorporated by reference to Exhibit 10.9 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed May 16, 2011).

99.1	Press Release issued by Allison Transmission Holdings, Inc., dated February 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: February 14, 2013

	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Allison Transmission Holdings, Inc. Indemnification Agreement (incorporated by reference to Exhibit 10.9 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed May 16, 2011).

99.1	Press Release issued by Allison Transmission Holdings, Inc., dated February 14, 2013.